Exhibit 99.2

AST SpaceMobile Announces Proposed Private Offering of $1.0 Billion of Convertible Senior Notes Due 2036

February 11, 2026

Convertible Notes Offering

MIDLAND, Texas—(BUSINESS WIRE) – AST SpaceMobile, Inc. (“AST SpaceMobile”) (NASDAQ: ASTS), the company building the first and only space-based cellular broadband network accessible directly by everyday smartphones, designed for both commercial and government applications, today announced its intent to offer, subject to market conditions and other factors, $1.0 billion aggregate principal amount of convertible senior notes due 2036 (the “Notes”) in a private offering (the “Notes Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). AST SpaceMobile also intends to grant the initial purchasers of the Notes in the Notes Offering an option to purchase, for settlement within the period from, and including, the date the Notes are first issued to, and including, February 20, 2026, up to an additional $150.0 million aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of AST SpaceMobile and will accrue interest payable semiannually in arrears. The Notes will mature on April 15, 2036, unless earlier converted or repurchased. The Notes will be convertible into cash, shares of AST SpaceMobile’s Class A common stock, or a combination thereof, at AST SpaceMobile’s election. The interest rate, initial conversion rate, and other terms of the Notes are to be determined upon pricing of the Notes Offering.

AST SpaceMobile intends to use the net proceeds from the Notes Offering for general corporate purposes, including without limitation, accelerating the deployment of our controlled spectrum bands on a global basis, monetizing the capabilities of our proprietary technology to capture the evolving commercial opportunities related to artificial intelligence, enhancing investment in government space opportunities in the U.S, reducing higher interest debt, and pursuing opportunistic investments to accelerate our SpaceMobile Service and capabilities.

The Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the Notes nor the shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the Notes or any shares of AST SpaceMobile’s Class A common stock potentially issuable upon conversion of the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Registered Direct Offerings/Existing Convertible Notes Repurchases

In a separate press release, AST SpaceMobile also announced today its intention to offer, subject to market and other conditions, shares of its Class A common stock in two separate, registered direct offerings.

AST SpaceMobile intends to use the net proceeds from the relevant registered direct offering, together with cash on hand, to repurchase for cash up to $50.0 million aggregate principal amount of its existing 4.25% convertible senior notes due 2032 (the “4.25% Convertible Notes”) and up to $250.0 million aggregate principal amount of its existing 2.375% convertible senior notes due 2032 (the “2.375% Convertible Notes” and together with the 4.25% Convertible Notes, the “Existing Notes”), respectively, in the existing convertible notes repurchases described below.

Concurrently with the pricing of the Notes Offering, AST SpaceMobile expects to enter into one or more separate, privately negotiated transactions with a limited number of holders of its Existing Notes to repurchase up to $300.0 million principal amount of the Existing Notes for cash (the “existing convertible notes repurchases”). The terms of each existing convertible notes repurchase will depend on a variety of factors, including the market price of AST SpaceMobile’s Class A common stock and the trading price of the applicable series of Existing Notes at the time of such repurchase, and the existing convertible notes repurchases of the 4.25% Convertible Notes and the 2.375% Convertible Notes will in each case be subject to closing conditions that may not be satisfied. No assurance can be given as to how many, if any, of the Existing Notes will be repurchased or the terms on which they will be repurchased. In addition, following the completion of the Notes Offering, AST SpaceMobile may repurchase additional Existing Notes of either or both series.

In connection with the existing convertible notes repurchases, certain holders of the Existing Notes that participate in such repurchases may purchase or sell shares of AST SpaceMobile’s Class A common stock in the open market or enter into or unwind various derivative transactions with respect to AST SpaceMobile’s Class A common stock to unwind any hedge positions they may have with respect to such Existing Notes or to hedge or unwind their exposure in connection with such repurchases.

The amount of AST SpaceMobile’s Class A common stock to be sold or purchased by such holders or the notional number of shares of AST SpaceMobile’s Class A common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of AST SpaceMobile’s Class A common stock. These activities may adversely affect the trading price of AST SpaceMobile’s Class A common stock and the trading price of the Notes and the Existing Notes. AST SpaceMobile cannot predict the magnitude of such market activities or the overall effect they will have on the price of the Notes, the Existing Notes or AST SpaceMobile’s Class A common stock.

The completion of the Notes Offering is not contingent on the completion of any of the registered direct offerings and the existing convertible notes repurchases and the completion of any of the registered direct offerings and the existing convertible notes repurchases is not contingent on the completion of the Notes Offering. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of AST SpaceMobile’s Class A common stock in the registered direct offerings. Each registered direct offering and the repurchases of the relevant series of Existing Notes to be funded by such offering are cross-conditional. This press release does not constitute an offer to buy, or a solicitation of any offer to sell, any Existing Notes.

About AST SpaceMobile

AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio, and designed for both commercial and government applications. Our engineers and space scientists are on a mission to enable 4G and 5G space-based cellular broadband to every device, everywhere, for today’s nearly 6 billion mobile subscribers globally. For more information, follow AST SpaceMobile on YouTube , X (Formerly Twitter) , LinkedIn and Facebook . Watch this video for an overview of the SpaceMobile mission.

Forward-Looking Statements

This communication contains “forward-looking statements” that are not historical facts, including statements concerning the completion, timing, and size of the Notes Offering, the granting of a an option to purchase additional Notes on or prior to February 20, 2026, the expected use of the net proceeds from the Notes Offering, and the proposed concurrent registered direct offerings of AST SpaceMobile’s Class A common stock and separate repurchases of a portion of its Existing Notes. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “anticipates,” “expects,” “intends,” “may,” “will,” “potential,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Such risks include, but are not limited to, whether AST SpaceMobile will offer the Notes or consummate the Notes Offering, the final terms of the Notes Offering, prevailing market conditions, the anticipated principal amount of the Notes, which could differ based upon market conditions, the anticipated use of the net proceeds from the Notes Offering, which could change as a result of market conditions or for other reasons, whether AST SpaceMobile will consummate the registered direct offerings or repurchases of Existing Notes, the effects of entering into these transactions, and the impact of general economic, industry or political conditions in the United States or internationally.

AST SpaceMobile cautions that the foregoing list of factors is not exclusive. AST SpaceMobile cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors in AST SpaceMobile’s Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025, its Form 10-Q for the fiscal quarter ended March 31, 2025 filed with the SEC on May 12, 2025, its Form 10-Q for the fiscal quarter ended June 30, 2025 filed with the SEC on August 11, 2025, as amended on September 12, 2025, its Form 10-Q for the fiscal quarter ended September 30, 2025 filed with the SEC on November 10, 2025 and the future reports that it may file from time to time with the SEC. AST SpaceMobile’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, AST SpaceMobile disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

Scott Wisniewski

investors@ast-science.com

Media Contacts:

Allison

Eva Murphy Ryan

917-547-7289

AstSpaceMobile@allisonpr.com